As filed with the Securities and Exchange Commission on May 27,
1997
                                   Registration No. 333-

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933

              UNION NATIONAL FINANCIAL CORPORATION
    (Exact Name of Registrant As Specified In Its Charter)

      Pennsylvania                                 23-2415179
-------------------------------               ------------------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

101 East Main Street, P. O. Box 567
   Mount Joy, Pennsylvania                          17552
---------------------------------                   -----
(Address of principal executive offices           (Zip Code)

  UNION NATIONAL FINANCIAL CORPORATION 1988 STOCK INCENTIVE PLAN
        UNION NATIONAL FINANCIAL CORPORATION 1997 EMPLOYEE
                       STOCK PURCHASE  PLAN
 UNION NATIONAL FINANCIAL CORPORATION 1997 STOCK INCENTIVE PLAN

                     (Full title of the plan)
              -------------------------------------

William E. Eby, President and               Copies To:
Chief Executive Officer              Nicholas Bybel, Jr., Esquire
UNION NATIONAL FINANCIAL              B. Tyler Lincoln, Esquire
    CORPORATION                        SHUMAKER WILLIAMS, P.C.
101 East Main Street,                      P. O. Box 88
Post Office Box 567                Harrisburg, Pennsylvania 17108
Mount Joy, Pennsylvania 17552             (717) 763-1121
   (717) 653-1441
--------------------------------
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

                   ---------------------------

                 CALCULATION OF REGISTRATION FEE


Title of Each Class        Amount             Proposed Maximum
of Securities to           to be              Offering Price
be Registered          Registered <F1>        Per Share <F2>
-------------------    ----------------       -----------------


Common Stock,
$0.25 Par Value          340,000               $22.875


Title of Each Class     Proposed Maximum        Amount of
of Securities to        Aggregate Offering     Registration
be Registered           Price <F2>                 Fee
-------------------    ----------------       ---------------


Common Stock
$0.25 Par Value          $7,777,500.00         $2,356.82


<F1>  Based on the maximum number of shares of Union National
Financial Corporation Common Stock, par value $0.25 per share, ("Common Stock") authorized for issuance under the plans set forth above. Includes 120,000 shares of Common Stock authorized for issuance under the Union National Financial Corporation 1988 Stock Incentive Plan; 100,000 shares of Common Stock authorized for issuance under the Union National Financial Corporation 1997 Employees Stock Purchase Plan; and 120,000 shares of Common Stock authorized for issuance under the Union National Financial 1997 Stock Incentive Plan. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of these plans.

<F2>  Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the Common Stock on May 22, 1997, with respect to the shares of Common Stock issuable under the plans.


             Page 1 of    Sequentially Numbered Pages
                  Index to Exhibits Found on Page

                      TO PARTICIPANTS IN THE
                UNION NATIONAL FINANCIAL CORPORATION
                     1988 STOCK INCENTIVE PLAN
                 1997 EMPLOYEE STOCK PURCHASE PLAN
                               AND
                      1997 STOCK INCENTIVE PLAN


     Union National Financial Corporation (the "Company") has filed a Registration Statement, concerning the shares of Common Stock, $0.25 par value ( the "Common Stock") that the Company may, from time to time, issue pursuant to the Union National Financial Corporation 1988 Stock Incentive Plan, the Union National Financial 1997 Employee Stock Purchase Plan and the Union National Financial 1997 Stock Incentive Plan (collectively, the "Plans"). The Prospectus deemed to form a part of the Registration Statement consists of certain documents and explanatory memoranda regarding the Plans. Also deemed to comprise part of the Prospectus, are the following documents, each of which is specifically incorporated by reference into the Registration Statement and each of which is on file with the Securities and Exchange Commission (the "SEC") Commission No. 0-19214):

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     All documents filed with the SEC by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the Prospectus and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

     The Company will provide, without charge, to each participant in the Plans who so requests, a copy of any or all of the documents mentioned above, as well as, all documentation relating to the Plans required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933, as amended. Requests for such copies should be addressed orally or in writing to:

                        Attention: Clement M. Hoober, CPA,
                        Chief Financial Officer
                         Union National Financial Corporation
                        101 East Main Street, Post Office Box 567
                        Mount Joy, Pennsylvania 17552
                        (717) 653-1441


May 27, 1997

                          PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents filed by the Company with the SEC:

     (a)  Annual report on Form 10-K for the year ended December
31, 1996, (Commission No. 0-19214); and

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The document(s) containing the information specified in Items 1 and 2 of Part I of this Form S-8 that will be sent or given to the respective plan participants, as specified in Rule 428(b)(1) and in accordance with the instructions to Part I of Form S-8, are not filed with the SEC as a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Company, together with the Company's By-laws, provides the Company's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes willful misconduct or recklessness. The Company's officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with the Company provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. Officers and directors of the Company will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action or proceeding relating to third party actions or relating to derivative actions or in defense of any, claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred in connection therewith.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit No.

3(i)  Amended Articles of Incorporation of Union National
Financial Corporation.

3(ii) Amended Bylaws of Union National Financial Corporation.

4.1   Amended Articles of Incorporation of Union National
Financial Corporation (included at Exhibit 3(i) of this
Registration Statement).

4.2   Amended Bylaws of Union National Financial Corporation
      (included at Exhibit 3(ii) of this Registration Statement).

4.3   Union National Financial Corporation 1988 Stock Incentive
      Plan.

4.4   Union National Financial Corporation 1997 Employee Stock
      Purchase Plan.

4.5   Union National Financial Corporation 1997 Stock Incentive
      Plan.

5     Opinion of Shumaker Williams, P.C.

23.1  Consent of Trout, Ebersole & Groff, LLP.

23.2  Consent of Shumaker Williams, P.C.
      (contained at Exhibit 5 of this Registration Statement).

24    Power of Attorney of Directors and
      Officers (included on Signature Pages).


Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                          SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Mount Joy, Commonwealth of Pennsylvania, on May 22, 1997.


                           UNION NATIONAL FINANCIAL CORPORATION

                         By: /s/ William E. Eby
                             ----------------------------------
                             William E. Eby, President and
                             Chief Executive Officer


                      POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Eby and Clement M. Hoober, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

                              Capacity                   Date

/s/ Donald H. Wolgemuth
-----------------------    Chairman of the Board
Donald H. Wolgemuth        of Directors and Director May 22,1997


/s/ William E. Eby
-----------------------    President and Chief
William E. Eby             Executive Officer and
                           Director (Principal
                           Executive Officer)        May 22, 1997

/s/ Clement M. Hoober, CPA
------------------------   Chief Financial Officer
Clement M. Hoober, CPA    (Principal Financial
                           Officer and Principal
                           Accounting Officer)       May 22, 1997

/s/ Franklin R. Eichler    Vice Chairman of the
------------------------   Board of Directors and    May 22, 1997
Franklin R. Eichler        Director

/s/ E. Ralph Garber
------------------------   Director                  May 22, 1997
E. Ralph Garber

/s/ Mark D. Gainer
------------------------   Vice President and        May 22, 1997
Mark D. Gainer             Director

/s/ Daniel C. Gohn
------------------------   Director                  May 22, 1997
Daniel C. Gohn

/s/ Carl R. Hallgren
------------------------   Director                  May 22, 1997
Carl R. Hallgren

/s/ David G. Heisey
------------------------   Director                  May 22, 1997
David G. Heisey

/s/ William D. Linkous
------------------------   Director                  May 22, 1997
William D. Linkous

/s/ Daniel H. Raffensperger
------------------------   Director                  May 22, 1997
Daniel H. Raffensperger

/s/ Benjamin W. Piersol, Jr.
------------------------   Director                  May 22, 1997
Benjamin W. Piersol

                       Exhibit Index
                                                    Page Number
                                                   In Sequential
                                                     Numbering
Exhibit No.                                            System
-----------                                        -------------

3(i)  Amended Articles of Incorporation of
      Union National Financial Corporation.

3(ii) Amended Bylaws of Union National Financial
      Corporation.

4.1   Amended Articles of Incorporation of Union
      National Financial Corporation (included at
      Exhibit 3(i) of this Registration Statement).

4.2   Amended Bylaws of Union National Financial
      Corporation (included at Exhibit 3(ii) of this Registration Statement).

4.3   Union National Financial Corporation
      1988 Stock Incentive Plan.

4.4   Union National Financial Corporation
      1997 Employee Stock Purchase Plan.

4.5   Union National Financial Corporation
      1997 Stock Incentive Plan.

5     Opinion of Shumaker Williams, P.C.

23.1  Consent of Trout, Ebersole & Groff, LLP

23.2  Consent of Shumaker Williams, P.C.
      (contained at Exhibit 5 of this
      Registration Statement).

24    Power of Attorney of Directors and
      Officers (included on Signature Pages).